                                                                    EXHIBIT 4.15

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, ANY STATE SECURITIES LAWS OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION. THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, OR HYPOTHECATED BY THE HOLDER IN THE UNITED STATES OR TO U.S. PERSONS IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE NOTE UNDER SUCH ACT AND SUCH APPLICABLE STATE LAWS OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

                             INTERCHANGE CORPORATION

No. _________                                                    $______________

Date:________, 2003

                     8% CONVERTIBLE SECURED PROMISSORY NOTE

INTERCHANGE CORPORATION, a Delaware corporation (the "Company" or "Maker"), the principal office of which is located at , for value received, hereby promises to pay to the order of _______________________________, or his or her registered assigns (the "Holder"), at ______________________________________, the sum of
_________________________ Dollars ($________) (the "Principal Amount"), together with interest on the unpaid principal balance of this Note from time to time outstanding until such principal amount is paid in full, such interest to be due and payable as set forth herein. The principal amount, and any unpaid accrued interest hereon, shall be due and payable on the earlier of (i) _________, 2004 (the first anniversary of the date set forth above) or (ii) fifteen (15) days after the date of consummation by the Company of any financing (whether equity or debt or a combination thereof) with aggregate gross proceeds equal to or in excess of $10,000,000 (the "Maturity Date"), or such earlier date of prepayment, as provided herein. Payment for all amounts due under this Note shall be made by mail to the registered address of the Holder. Each payment by the Company pursuant to this Note shall be made without set-off or counterclaim and shall be made in lawful currency of the United States of America and in immediately available funds.

1. This Note is one of an issue of the Company's 8% Convertible Secured Promissory Notes in the aggregate principal amount of up to $3,000,000 (the "Notes") issued in a private placement (the "Placement") pursuant to the Company's Unit Purchase Agreement dated as of June , 2003 a copy of which agreement is available for inspection at the Company's principal office. Notwithstanding any provision to the contrary contained herein, this Note is subject and entitled to those terms, conditions, covenants and agreements contained in the Purchase Agreement that are expressly applicable to the Notes. Any transferee of this Note, by its acceptance hereof, assumes the obligations of the Holder in the Purchase Agreement with respect to the conditions and procedures for transfer of this Note.

2. The following is a statement of the rights of the Holder of this Note and the conditions to which this Note is subject, and to which the Holder hereof, by the acceptance of this Note, agrees:

A. Interest. The Company shall pay simple interest at the rate of eight percent (8%) per annum on the Principal Amount outstanding from time to time. Interest shall be payable on the maturity date or earlier upon conversion or prepayment.

B. Prepayment. The Principal Amount may be prepaid in whole or in part at any time upon fifteen (15) days' prior written notice to the Holder (a "Prepayment Notice").

C.    Conversion of Note.

      (i) Optional Conversion. The Holder shall have the right, at its option, at any time prior to the Maturity Date, to convert all or any portion of the outstanding Principal Amount into shares of the Company's common stock at a conversion price equal to the lesser of (i) $ per share or (ii) if the Company consummates an initial public offering prior to the first anniversary of the issuance of this Note, the price of an initial public offering price of shares of Common Stock of the Company (or if such offering consists of convertible or derivative securities convertible into Common Stock, the conversion or exercise price of the primary security contained therein) less 30% (the "Optional Conversion Price"). The Holder may exercise its right of conversion hereunder after receipt of a Prepayment Notice and prior to the date set for prepayment.

The shares of Common Stock to be issued upon such conversion in accordance with
Section 2C hereof are herein referred to as the "Conversion Shares."

      (ii) Adjustment of Conversion Price. (A) In case the Company shall hereafter (a) declare a dividend or make a distribution on its outstanding shares of Common Stock in shares of Common Stock, (b) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares, or (c) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, the Optional Conversion Price in effect at the time of such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be adjusted so that it shall equal the price determined by multiplying the Optional Conversion Price by a fraction, the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such action, and the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such action. Such adjustment shall be made successively whenever any event listed above shall occur.

      (B) In addition to the foregoing adjustments under Section (A) above, the Optional Conversion Price shall be subject to adjustment, on a weighted average basis, in the event that the Company issues any shares of its Common Stock or any security convertible into shares of Common Stock, at a price less than the then current Optional Conversion Price (other than grants to employees under stock option plans approved by the Board).

      (iii) In connection with an initial public offering , at the request of the underwriter, each Holder will be required not to sell or otherwise dispose of any of our securities for a period of 180 days following the effective date of the registration statement for such offering.

D.    Mechanics of Conversion.

Before the Holder shall be entitled to convert this Note into Conversion Shares in accordance with Section 3A, the Holder shall surrender this Note at the office of the Company, and shall give written notice to the Company at its principal corporate office in the form attached hereto as Exhibit A together with a schedule in the form of Schedule 1 attached hereto, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for the Conversion Shares are to be issued. The Company shall, as soon as practicable thereafter, issue and deliver to the Holder a certificate or certificates for the number of Conversion Shares to which the Holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the Note to be converted, and the Holder shall be treated for all purposes as the record holder of such shares of Common Stock as of such date.

E.    Registration Rights.

The Holder shall be entitled to the registration rights included in the Subscription Agreement between the Company and the original Holder of this Note.

      3. Grant of Security Interest. The Company's obligations under the Notes are secured by a junior lien in all of the Company's assets pursuant to a security agreement (the "Security Agreement") of even date herewith between the Company and GunnAllen Financial Inc, as agent for the holders of the Notes.

      4. Covenants of the Company. Maker covenants and agrees that, so long as this Note remains outstanding and unpaid, in whole or in part:

      (A) Maker will not, and will not permit any of its Subsidiaries to, sell, transfer or in any other manner alienate or dispose of all or substantially all of its assets; provided, however, that Maker or any of its Subsidiaries may effect such a transaction if the payment of this Note is duly provided for from such sale proceeds;

      (B) Maker will, and will cause each of its Subsidiaries to, promptly pay and discharge all lawful taxes, assessments and governmental charges or levies imposed upon it, its income and profits, or any of its property, before the same shall become in default, as well as all lawful claims for labor, materials and supplies which, if unpaid, might become a lien or charge upon such properties or any part thereof; provided, however, Maker shall not be deemed to have violated this covenant or to be in default hereunder as a result of the liens for taxes payable as of the date hereof to (i) the State of California for payroll and related taxes in the amount of approximately $108,000 or (ii) taxes payable to the Internal Revenue Service in the amount of approximately $1,960,000 . In addition, Maker or such Subsidiary shall not be required to pay and discharge any such tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings and Maker or such Subsidiary, as the case may be, shall set aside on its books adequate reserves with respect to any such tax, assessment, charge, levy or claim so contested;

      (C) Maker will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises and comply with all laws applicable to Maker as its counsel may advise;

      (D) Maker will, promptly following the occurrence of an Event of Default or of any condition or event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default, furnish a statement of Maker's Chief Executive Officer or Chief Financial Officer to Holder setting forth the details of such Event of Default or condition or event and the action which Maker intends to take with respect thereto;

      (E) Maker will, and will cause each of its Subsidiaries to, at all times maintain books of account in which all of its financial transactions are duly recorded in conformance with generally accepted accounting principles;

      (F) Maker, until payment in full of all Principal and Interest due on the Notes, will not pay or declare any cash or in kind dividends or other distributions with respect to its capital stock;

      (G) Maker covenants and agrees that it will at all times reserve and keep available out of its authorized capital stock such number of shares of Common Stock of Maker as may be required for issuance upon conversion of the Notes;

      (H) Maker will not, and will not permit any of its Subsidiaries to, make any loan to any executive officer or any person who is or becomes a holder of 5% of the capital stock of Maker, other than for reasonable advances for expenses in the ordinary course of business;

      (I) Maker will not, and will not permit any of its Subsidiaries to, purchase or otherwise redeem any Common Stock, except in connection with the termination of services of an employee-shareholder or the settlement of any dispute with a shareholder; provided, however, that in the event shares of a shareholder owning 5% or more of the Company's capital stock, are repurchased in connection with such shareholder's disassociation from the Company, such repurchase price shall not exceed $500,000;

      (J) Except with the prior written consent of the Majority Holders, Maker will not, and will not permit any of its Subsidiaries to, create, incur, assume, permit, guarantee or suffer to exist any indebtedness or any other obligations for money borrowed except for (i) indebtedness existing on the date hereof; (ii) indebtedness under the Notes; (iii) trade payables incurred in the normal course of business; and (iv) indebtedness or other obligations for money borrowed which are subordinated in all respects, including, but not limited to, priority upon liquidation, to the Notes.

      (K) Except with the prior written consent of the Majority Holders, after an Event of Default, Maker will not, and will not permit any of its Subsidiaries to, pay or prepay any amounts under any outstanding indebtedness or other obligations for money borrowed or any indebtedness or other obligation for money borrowed incurred subsequent to the date hereof, whether or not such indebtedness becomes due, past due or accelerated, except for (i) all of the Notes on a pro rata basis; and (ii) Excluded Indebtedness.

      (L) The Company shall cause any Subsidiary existing as of the date hereof or organized after the date of this Note to be bound by the terms hereof to the same extent as the Company.

            "Subsidiary" or "Subsidiaries" shall mean any corporation or other organization, whether incorporated or unincorporated, in which the Company owns, directly or indirectly, any equity or other ownership interest and in which such ownership interest entitles the Company to elect a majority of the Board of Directors or similar governing body or otherwise controls the management of such entity.

            (M) The proceeds received by the Company from the sale of the Notes shall be used by the Company only for working capital purposes, payments to distribution partners and repayment of bridge loans.

            (N) Maker will forward to the Holder, within 90 days after the end of each fiscal year, an audited balance sheet of the Company as at the end of such year, together with an audited income statement and other related audited statements of operations and cash flows of the Company for such year, examined and reported upon by an accounting firm reasonably acceptable to the Purchasers, prepared in accordance with GAAP consistently applied;

      (O) Maker will forward to the Holder, within 45 days after the end of each fiscal quarter, unaudited balance sheets and statements of operations and cash flows of the Company, such balance sheets to be as of the end of such quarter and such statements of operations and cash flows to be both for the year-to-date period as of the end of such quarter and for the quarter prepared in accordance with GAAP consistently applied, together with a brief written discussion and analysis by management of such financial statements

      (P) To forward to the Holder promptly, from time to time, such other information regarding the business, prospects, financial condition, operations, property or affairs of the Company as the Majority Holders reasonably may request in writing.

      5. Events of Default. If any of the events specified in this Section 4 shall occur (herein individually referred to as an "Event of Default"), the Holder of the Note may, so long as such condition exists, declare the entire principal and unpaid accrued interest thereon immediately due and payable, by notice in writing to the Company:

      (i) Default in the payment of the Principal Amount or accrued interest on this Note when due and payable if such default is not cured by the Company within ten (10) days after the due date of such payment; or

      (ii) The institution by the Company of proceedings to be adjudicated as bankrupt or insolvent, or the consent by it to institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or release under the United States Bankruptcy Code, or any other applicable federal or state law, or the consent by it to the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee, or other similar official of the Company, or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the taking of corporate action by the Company in furtherance of any such action; or

      (iii) If, within sixty (60) days after the commencement of an action against the Company (and service of process in connection therewith on the Company) seeking any bankruptcy, insolvency, reorganization, liquidation, dissolution, or similar relief under any present or future statute, law, or regulation, such action shall not have been resolved in favor of the Company or all orders or proceedings thereunder affecting the operations or the business of the Company stayed, or if the stay of any such order or proceeding shall thereafter be set aside, or if, within sixty (60) days after the appointment without the consent or acquiescence of the Company of any trustee, receiver, or liquidator of the Company or of all or any substantial part of the properties of the Company, such appointment shall not have been vacated; or

      (iv) The holder of any lien and security interest senior to the lien granted to the holder of this Note declares an event of default under its security agreement or other evidence of indebtedness; or.

      (v) The Company receives written notice of a default in the payment of a debt or obligation (other than trade payables in the ordinary course of business and taxes discussed in item 4.B) in the amount of $50,000 singly or $500,000 in the aggregate; or

      (vi) There occurs a "change of control" in the Company, defined to mean either (A) the individuals who constitute a majority of the Board of Directors of the Company as of the date of issue of this Note cease, for any reason, to constitute a majority of the Board of Directors of the Company at anytime prior to the Maturity Date, except for resignations; or (B) there occurs an acquisition (other than directly from the Company) of any voting securities of the Company (the "Voting Securities") by any "Person" (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act")) immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of fifty percent (50%) or more of the combined voting power of the Company's then outstanding Voting Securities; or

      (vii) There occurs a "Corporate Control Transaction" which shall be defined to mean (A) a sale of all or substantially all of the Company's assets or (B) a transaction (or series of transactions, including a merger, consolidation or other reorganization of the Company, or issuance of additional shares of capital stock of the Company other than in connection with capital raising transactions) which results in the holders of the Company's capital stock prior to the transaction owning less than 50% of the voting power, on a combined, fully diluted, as-converted basis for all outstanding classes thereof, of the Company's capital stock after the transaction; or

      (viii) A Default is declared or occurs under the Security Agreement; or

      (ix) There occurs a breach by the Company of any covenant contained in this Note or any other Note and/or any provision of the Subscription Agreement executed in connection with the sale and purchase of the Notes.

In any such event, the Holder, upon written notice to the Company, may accelerate the payment of principal and interest due under the Note and may exercise any and all remedies available thereto at law or equity. Notwithstanding the foregoing, the Majority Holders then outstanding at the time of any of the foregoing Event of Default shall have the right to waive any such Event of Default, except that no such waiver shall be deemed a waiver of an Event of Default with respect to the non-payment of principal or interest hereunder with respect to a non-waiving Holder.

5. Assignment. Subject to the restrictions on transfer described in Section 6 below, the rights and obligations of the Company and the Holder of this Note shall be binding upon and benefit the successors, assigns, heirs, personal and legal representatives, and transferees of the parties. Furthermore, the Holder may only assign this Note to a person or entity that is (i) an accredited investor under applicable securities laws and (ii) either another holder of a substantially similar promissory note by the Company or a person or entity reasonably acceptable to the Company.

6. Transfer of this Note. With respect to any offer, sale or other disposition of this Note, the Holder will give written notice to the Company prior thereto, describing briefly the proposed manner thereof, together with a written opinion of such Holder's counsel in form and substance satisfactory to the Company, to the effect that such offer, sale, or other disposition may be effected without registration or qualification (under any U.S. federal or applicable state securities law then in effect) and that the requirements of Section of this Note have been met. Upon receiving such written notice and opinion, the Company, as promptly as practicable, shall notify such Holder that such Holder may sell or otherwise dispose of this Note, all in accordance with the terms of the notice delivered to the Company. If a determination has been made pursuant to this Section 6 that the opinion of counsel for the Holder is not reasonably satisfactory to the Company, the Company shall so notify the Holder promptly after such determination has been made. Each Note transferred as permitted hereby shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act of 1933, as amended (the "Act"), unless in the opinion of counsel for the Company such legend is not required in order to ensure compliance with the Act. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.

7. Registered Holder. The Company may consider and treat the person in whose name this Note shall be registered as the absolute owner thereof for all purposes whatsoever (whether or not this Note shall be overdue) and the Company shall not be affected by any notice to the contrary. In case of transfer of this Note by operation of law, the transferee agrees to notify the Company of such transfer and of its address, and to submit appropriate evidence regarding such transfer so that this Note may be registered in the name of the transferee. This
Note is transferable only on the books of the Company by the Holder hereof, in person or by attorney, on the surrender hereof, duly endorsed. Communications sent to any registered owner shall be effective as against all Holders or transferees of the Note not registered at the time of sending the communication.

8. Amendments and Waivers. The provisions of this Note, including, but not limited to, any change to the conversion price, may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Company and the Holders of not less than 50% in principal amount of the Notes then outstanding; provided, however, that no such amendment, modification or waiver which would (i) modify this Section 8, (ii) extend the Maturity Date for more than 90 days, or (iii) reduce the Principal Amount payable hereunder shall be made without the consent of the Holder of each Note so affected. After any waiver or amendment becomes effective, the Company shall mail to the Holder a copy thereof.

9. Accounting Treatment of Note. As envisioned by generally accepted accounting principles, the Company will treat, account, and report the Note as debt and not equity for accounting purposes and with respect to any returns filed with federal, state, or local tax authorities.

10. Notices. Any notice, request, or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered, or if mailed by registered or certified mail, postage prepaid, or if delivered by nationally recognized overnight delivery service at the respective addresses of the parties as set forth herein. Any party hereto may by notice so given change its address for future notice hereunder.

11. No Stockholder Rights. Nothing contained in this Note shall be construed as conferring upon the Holder or any other person the right to vote or to consent or to receive notice as a stockholder in respect of meetings of stockholders for the election of directors of the Company or any other matters or any rights whatsoever as a stockholder of the Company; and no dividends shall be payable or accrued in respect of this Note.

12. Additional Definitions. For purposes of this Note, the following terms shall have the definitions set forth below.

      A. "Excluded Indebtedness" shall mean (a) up to $500,000 of accounts receivable financing, and any deferrals, renewals or extensions of any such indebtedness and notes or other instruments or evidences of indebtedness issued in respect of or in exchange for any such indebtedness or any funding to pay or replace any such indebtedness or credit unless in the instrument creating or evidencing the same, or pursuant to which it is outstanding, it is provided that such indebtedness or such deferral, renewal or extension thereof is not senior in right of payment to this Note (b) Promissory Notes in favor of Frastacky Associates Inc., in the amount of $1,300,000 plus accrued interest.

      B. "Majority Holders" shall mean the holders of 50.1% or more of the principal amount of the Notes outstanding as of the date of any such event.

13. Denominations. At the request of the Holder, upon surrender of this Note, the Maker shall promptly issue new Notes in the aggregate outstanding Principal amount hereof, in the form hereof, in such denominations of at least $10,000 as the Holder shall request.

14. Replacement of Note. Upon receipt of evidence reasonably satisfactory to the Maker of the loss, theft, destruction or mutilation of this Note and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Maker, or, in the case of any such mutilation, upon surrender and cancellation of this Note, the Maker, at its expense, will execute and deliver, in lieu thereof, a new Note of like tenor.

15. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, excluding that body of law relating to conflict of laws.

16. Submission to Jurisdiction. Maker and Holder (i) agree that any legal suit, action or proceeding arising out of or relating to this Note shall be instituted exclusively in the New York State Supreme Court, County of New York or in the United States District Court for the Southern District of New York,
(ii) waive any objection which Maker and Holder may have now or hereafter based upon forum non conveniens or to the venue of any such suit, action or proceeding, and (iii) irrevocably consent to the jurisdiction of the New York State Supreme Court, County of New York and the United States District Court for the Southern District of New York in any such suit, action or proceeding. Maker and Holder further agree to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the New York State Supreme Court County of New York or in the United States District Court for the Southern District of New York and agrees that service of process upon the Maker or Holder, as the case may be, mailed by certified mail to the Maker's or Holder's address, will be deemed in every respect effective service of process upon Maker and/or Holder, in any suit, action or proceeding. FURTHER, BOTH MAKER AND HOLDER HEREBY WAIVE TRIAL BY JURY IN ANY ACTION TO ENFORCE THIS NOTE AND IN CONNECTION WITH ANY DEFENSE, COUNTERCLAIM OR CROSS CLAIM ASSERTED IN ANY SUCH ACTION .

17. Interest Rate. If any interest rate specified herein is held to be impermissible, then the rate charged on the indebtedness represented hereby shall be reduced to the highest rate then permitted by law.

IN WITNESS WHEREOF, the Company has caused this Note to be signed in its name by a duly authorized officer.

                                     INTERCHANGE CORPORATION

                                     By:____________________
                                           Name:
                                           Title:

                                    EXHIBIT A

                                CONVERSION NOTICE

(To be Executed by the Registered Holder in order to convert Debentures)

      The undersigned hereby elects to convert the principal amount of the Note indicated below, into shares of Common Stock of Interchange Corporation as of the date written below. If shares are to be issued in the name of a Person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the Holder for any conversion, except for such transfer taxes, if any. All terms used in this notice shall have the meanings set forth in the Note.

Conversion calculations:     ___________________________________________________
                             Date to Effect Conversion

                             ___________________________________________________
                             Principal amount of Note owned prior to conversion

                             ___________________________________________________
                             Principal amount of Note to be Converted

                             ___________________________________________________
                             Principal amount of Note remaining after Conversion

                             ___________________________________________________
                             Number of shares of Common Stock to be Issued

                             Conversion Price___________________________________


                             Signature__________________________________________

                             Name_______________________________________________

                             Address____________________________________________

      By the delivery of this Conversion Notice, the Holder represents and warrants to the Company that its ownership of the shares of Common Stock does not exceed the restrictions set forth in Sections 5(b) of the Debenture.

                                   SCHEDULE 1

                               CONVERSION SCHEDULE

8% Convertible Debentures, due [ ], 2004, in the aggregate principal amount of $_______ issued by Interchange Corporation. This Conversion Schedule reflects conversions made under the above referenced Promissory Note.

Dated:

                                            Aggregate
                                            Principal
                                             Amount
                                            Remaining                       Mandatory
                                          Subsequent to     Applicable     Prepayment
Date of Conversion  Amount of Conversion   Conversion    Conversion Price    Amount
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

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

                                      C-1